UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2020
Date of Report (Date of earliest event reported)

STEIN MART, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20052	64-0466198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1200 Riverplace Blvd., Jacksonville, Florida 32207
(Address of principal executive offices, including Zip Code)

(904) 346-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SMRT	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS
On April 30, 2020, Stein Mart, Inc. (“Stein Mart,” or the “Company”) issued a press release announcing enhanced safety measures as stores begin to reopen, in addition to launching its new Contactless Curbside Pickup service. The Company is now reopening many of its stores based on guidelines and regulations from public health officials and federal, state and local governmental authorities. Stein Mart anticipates one-third of the chain will be open by May 1, 2020, and further store reopenings to accelerate over the coming weeks.
The press release attached as Exhibit 99.1 is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1   Press Release dated April 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date:	April 30, 2020	By:	/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer